UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2020

ADAPTIMMUNE THERAPEUTICS PLC

(Exact name of registrant as specified in its charter)

England and Wales	1-37368	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 Jubilee Avenue, Milton Park

Abingdon, Oxfordshire OX14 4RX

United Kingdom

(Address of principal executive offices, including zip code)

(44) 1235 430000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
American Depositary Shares, each representing 6 Ordinary Shares, par value £0.001 per share	ADAP	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 18, 2020, Adaptimmune Therapeutics plc (the “Company”) announced the appointment of Gavin Wood as Chief Financial Officer (“CFO”) effective as of April 1, 2020.

On February 17, 2020, Mr. Wood entered into a service agreement (the “Service Agreement”) with the Company’s U.K. subsidiary that sets forth the terms and conditions under which Mr. Wood will serve as CFO and as a director of Adaptimmune Limited. Under the terms of the Service Agreement effective April 1, 2020, Mr. Wood will receive an annual base salary of $427,805, which may be modified by the Remuneration Committee of the Board of Directors in its sole discretion. In addition to the base salary, Mr. Wood will receive a one-off bonus of $45,373 on the first payroll date in the month when Mr. Wood assumes the role of CFO (the “Sign-on Bonus”). In the event that Mr. Wood’s employment is terminated (whether by the Company or Mr. Wood) on a date that precedes April 1, 2021, Mr. Wood will be liable to repay the full (gross) amount of the Sign-on Bonus by the seventh day following the date of termination of the employment. In order to facilitate such repayment, the Company may elect, in its absolute discretion, to make deductions from any amounts due to be paid to Mr. Wood. The remuneration for the CFO, a U.K. resident, will be set and paid in pounds sterling. For the purpose of this Form 8-K, the base salary and Sign-on Bonus have been translated into U.S. dollars based on an exchange rate of $1.29638 to £1.

Mr. Wood will also be eligible to receive an annual discretionary bonus, determined by the Remuneration Committee of the Board of Directors following the end of each calendar year that ends during his employment period where he serves as CFO (“Annual Bonus”), subject to: (i) objective criteria set forth by the Board of Directors or an authorized delegate thereof on an annual basis; and (ii) the overall performance of the Group. The initial target Annual Bonus effective from April 1, 2020 will be forty-five percent of Mr. Wood’s base salary. The Annual Bonus payment will be pro-rated for any partial year of service.

Mr. Wood will be eligible to participate in the equity plans sponsored and/or maintained by the Company and its affiliates from time to time, in accordance with the terms of any such plans, at the sole and absolute discretion of the Company and the Board of Directors. On or around April 1, 2020, or such other date as the Board of Directors may determine and subject to the rules of the relevant equity plan and any applicable legal or regulatory requirements, Mr. Wood will be awarded 2,500,000 market value options to acquire ordinary shares in the Company and 565,000 nominal cost options to acquire ordinary shares in the Company on condition that, at the time of the award of such stock options, Mr. Wood continues to serve as the Company’s CFO and remains employed by the Company and is not under notice of termination (whether given by the Company or Mr. Wood). The options will vest over a period of four years from the date of grant. The market value options will have an exercise price per ordinary share of not less than one sixth of the closing trading price of the Company’s American Depositary Shares on the last business day prior to the date of grant, translated from USD to GBP, and the nominal cost options will have an exercise price of £0.001 per ordinary share. Mr. Wood will also be entitled to additional employee benefits.

The employment may be terminated by either party giving no less than nine months’ written notice. In addition, the Company may terminate the Service Agreement immediately by notice if Mr. Wood (i) commits a material breach under the agreement, (ii) is guilty of conduct tending to bring him or the company into disrepute, (iii) becomes bankrupt, (iv) fails to perform his duties to a satisfactory standard, (v) is disqualified from being a director by reason of any order made under the Companies Directors Disqualification Act 1986 or any other enactment, or (vi) is convicted of an offence under any statutory enactment or regulation (including the criminal offence of insider dealing under the Criminal Justice Act 1993 or any similar conviction in the United States, but excluding a motoring offence for which no custodial sentence is given).

In the event of a termination of employment by the Company without cause or a resignation by Mr. Wood for good reason, upon a change of control, any portion of stock option awards that were granted and unvested as of the date of termination will vest and immediately become exercisable on the date of termination. Mr. Wood will also be entitled to payments under his Service Agreement and the Company’s executive severance policy in the event of a termination by the Company without cause or a resignation by Mr. Wood for good reason without a change of control and upon a change of control. In order to receive severance benefits under the Service Agreement and policy, Mr. Wood is required to execute a release of claims in favor of the Company and comply with certain other post-employment covenants set forth in the Service Agreement. The Service Agreement also contains non-solicitation and non-competition provisions for a twelve month period as well as standard confidentiality provisions.

Since 2006, Mr. Wood, age 50, has held CFO and senior management roles in public companies in the life sciences sector. Most recently, from September 2016 through February 3, 2020 he served as the CFO and a director of Abcam plc (LSE: ABC) working as part of the executive team that led the company through a period of significant growth and change. Before that, Mr. Wood held a series of roles at Affymetrix Inc, (Nasdaq: AFFX) from 2006 to 2016, including serving as Executive Vice President and Chief Financial Officer from May 2013 through March 31, 2016, and managing the global finance, IT, internal audit and facilities functions, until the company was acquired by ThermoFisher Scientific. Mr. Wood is a Chartered Accountant and holds a B.A. degree in Archaeology from the University of Durham, U.K.

There are no family relationships between Mr. Wood and any director or executive officer of the Company, and the Company has not entered into any transactions with Mr. Wood that are reportable pursuant to Item 404(a) of Regulation S-K. Except as described above, there are no arrangements or understandings between Mr. Wood and any other persons pursuant to which he was selected as CFO.

The foregoing summary of the Service Agreement is qualified in its entirety by reference to the complete text of the Service Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In connection with the appointment of Mr. Wood, Michael Garone will step down as the Company’s Interim Chief Financial Officer effective at midnight on March 31, 2020. Mr. Garone will provide transition services during the period from April 1, 2020 to April 9, 2020 to facilitate a comprehensive handover of his responsibilities.

In connection with the transition arrangement, the Company’s U.S. subsidiary entered into a variation agreement dated as of February 17, 2020 that will operate to vary the Company’s agreement with La Fosse Associates Limited (“La Fosse”) dated September 30, 2019 for the period from April 1, 2020 to April 9, 2020. The Company’s U.S. subsidiary also entered into a variation agreement dated as of February 17, 2020 that will operate to vary the Company’s business advisory services agreement with La Fosse and Mr. Garone, through a solely-owned limited liability company, dated September 30, 2019 for the period from April 1, 2020 to April 9, 2020. The variation agreements cover, among other things, the transition services to be provided by Mr. Garone. The foregoing summary of the variation agreements is qualified in its entirety by reference to the complete text of those documents which are filed as Exhibit 10.2 and Exhibit 10.3 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 8.01	Other Events.

On February 18, 2020 the Company issued a press release announcing the appointment of Mr. Wood. The press release is furnished as Exhibit 99.1 to this report and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	Service Agreement dated as of February 17, 2020 by and between Adaptimmune Limited and Gavin Wood

10.2	Variation Agreement dated as of February 17, 2020 by and between Adaptimmune, LLC and La Fosse Associates Limited

10.3	Variation Agreement dated as of February 17, 2020 by and between La Fosse Associates Limited, GAR-1 Business Advisory Services and Adaptimmune, LLC

99.1	Press release dated February 18, 2020

104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ADAPTIMMUNE THERAPEUTICS PLC

Date: February 18, 2020	By:	/s/ Margaret Henry
		Name:	Margaret Henry
		Title:	Corporate Secretary